UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported)  April 26, 2011

CFS BANCORP, INC.
(Exact Name of Registrant as Specified in Its Charter)

INDIANA
(State or Other Jurisdiction of Incorporation)

000-24611	35-2042093
(Commission File Number)	(IRS Employer Identification No.)

707 Ridge Road, Munster, Indiana	46321
(Address of Principal Executive Offices)	(Zip Code)
(219) 836-5500
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This Form 8-K/A is being filed as an amendment (“Amendment No. 1”) to the current report on Form 8-K filed by CFS Bancorp, Inc. (the “Company”) with the Securities and Exchange Commission on April 28, 2011 (the “Original Filing”).  The Original Filing reported, among other things, the results of the matters submitted to a vote at the Annual Meeting of Shareholders of the Company held on April 26, 2011 (the “Annual Meeting”).  The sole purpose of this Amendment No. 1 is to disclose the Company’s decision regarding the frequency of the shareholder advisory (non-binding) vote on executive compensation.  No other changes have been made to the Original Filing.

Item 5.07(d).  Submission of Matters to a Vote of Security Holders.

As previously reported in the Original Filing, the results of the advisory vote regarding the frequency of a shareholder advisory vote on executive compensation are identified below.

ONE YEAR	TWO YEARS	THREE YEARS	ABSTAIN	BROKER NON-VOTES
5,673,209	125,429	873,980	819,548	1,831,130

Based on the above results, the Company’s Board of Directors determined at its meeting held on May 16, 2011, that the Company will hold an advisory (non-binding) vote on executive compensation on an annual basis until the next required advisory (non-binding) vote on the frequency of the executive compensation votes occurs.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

CFS BANCORP, INC.

Date: August 18, 2011	By:	/s/ Joyce M. Fabisiak
Joyce M. Fabisiak
Vice-President